Exhibit 10.1

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES FILED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Principal Amount: $500,000.00	Issue Date: November 30, 2018

PROMISSORY NOTE

FOR VALUE RECEIVED, PRECISION THERAPEUTICS INC., a Delaware corporation (hereinafter called the “Borrower”), as of November 30, 2018 (the “Issue Date”), hereby promises to pay to the order of Carl Schwartz, or his registered assigns (the “Holder”) the principal sum of up to $500,000.00 based on the amount of Consideration paid (the “Principal Amount”), together with interest at the rate of eight percent (8%) per annum on the Principal Amount, at maturity or upon acceleration or otherwise, as set forth herein (the “Note”). The maturity date for the Note shall be the earlier of (a) the date five (5) business days after the closing of Borrower’s sale of equity or debt securities of Borrower resulting in gross proceeds of at least $1,000,000.00, or (b) twelve (12) months from the date that this Note is issued (the earlier of such dates is referred to as the “Maturity Date”), and is the date upon which the principal sum, as well as any accrued and unpaid interest and other fees, shall be due and payable.

The consideration to the Borrower for this Note is $500,000.00 (the “Consideration”) in United States currency. The Holder shall pay the first tranche of $370,000.00 of the Consideration on or about the date of issuance of this Note, at which time the Principal Amount shall be equal to $370,000.00. The Holder shall pay the second tranche of another $130,000.00 in Consideration on a date or dates mutually agreed by Holder and Borrower, in which case the Principal Amount shall be adjusted accordingly, to $500,000.00. If the second tranche involves less than $130,000.00 in Consideration, then the Principal Amount shall be adjusted appropriately.

Any amount of principal or interest on this Note which is not paid by the Maturity Date shall bear interest at the rate of the lesser of (i) eighteen percent (18%) per annum on the Principal Amount or (ii) the maximum amount allowed by law, from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the Principal Amount on the date that this Note is issued and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

This Note shall be an unsecured obligation of the Borrower.

The following additional terms shall also apply to this Note:

ARTICLE I. EVENTS OF DEFAULT

The occurrence of each of the following events of default shall each be an “Event of Default”, with no right to notice or cure except as specifically stated:

1.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note.

1.2 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and such breach continues for a period of three (3) days after written notice thereof to the Borrower from the Holder or after five (5) days after the Borrower should have been aware of the breach.

1.3 Receiver or Trustee. The Borrower or any Subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

1.4 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower and, in the case of involuntary proceedings, have not been dismissed within 61 days.

1.5 Liquidation. The Borrower commences any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

1.6 Cessation of Operations. The Borrower ceases operations or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

Upon the occurrence of any Event of Default, this Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the then outstanding entire balance of this Note (including principal and accrued and unpaid interest) plus Default Interest from the date of the Event of Default, if any (collectively, in the aggregate of all of the above, the “Default Amount”), and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

ARTICLE II. MISCELLANEOUS

2.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

2.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or electronic mail addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, upon electronic mail delivery, or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

PRECISION THERAPEUTICS INC.
2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Attention: Bob Myers, CFO

E-mail: bmyers@skylinemedical.com
Phone: 651.389.4800

If to the Holder:

Carl Schwartz

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

E-mail: cschwartz@ skylinemedical.com

Phone:

2.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

2.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Borrower hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Borrower without the prior signed written consent of the Holder, which consent may be withheld at the sole discretion of the Holder (any such assignment or transfer shall be null and void if the Borrower does not obtain the prior signed written consent of the Holder). This Note or any of the severable rights and obligations inuring to the benefit of or to be performed by Holder hereunder may be assigned by Holder to a third party, in whole or in part, without the need to obtain the Borrower’s consent thereto. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

2.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

2.6 Governing Law. This Note shall be governed by and interpreted in accordance with the laws of the State of Minnesota without regard to the principles of conflicts of law (whether of the State of Minnesota or any other jurisdiction).

2.7 Venue; Severability; Attorney’s Fees. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state or federal courts of Dakota County, Minnesota. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The costs and expenses of such action shall be paid by and be the sole responsibility of the Borrower, including but not limited to the Holder’s attorneys’ fees and court fees. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

2.8 JURY TRIAL WAIVER. THE BORROWER AND THE HOLDER HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

2.9 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note may be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

2.10 Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Borrower from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on the Issue Date.

PRECISION THERAPEUTICS INC.

By:	/s/ Bob Myers
Name:	Bob Myers
Title:	Chief Financial Officer